Contact:	Michael Burnett Vice President, Investor Relations 480-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE’S BOARD OF DIRECTORS ELECTS JOHN J. ZILLMER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Scottsdale, AZ – May 31, 2005 – The Board of Directors of Allied Waste Industries, Inc. (NYSE: AW), a leading waste services company, announced today that it has unanimously elected John J. Zillmer to the positions of Chairman of the Board of Directors and Chief Executive Officer, effective immediately. Mr. Zillmer succeeds Charles H. Cotros, who has served as interim Chairman and CEO of the company since October 2004. Mr. Cotros will support Mr. Zillmer’s transition for a period up to June 30, 2005, and thereafter will continue to serve as a member of Allied Waste’s Board of Directors.

John J. Zillmer, 49, has distinguished himself in a 30-year career in the managed services industry, most recently at ARAMARK Corporation, a world-leading provider of food, uniform and support services. He served as President of ARAMARK’s Food and Support Services Group and Executive Vice President of ARAMARK Corporation until January 2004. As President of the Food and Support Services Group, he was responsible for both domestic and international operations with revenues of $8 billion and 200,000 employees worldwide. During his 18-year career with ARAMARK, Mr. Zillmer held a number of senior management positions, including President of the company’s international activities and its Business Services Group.

Under Mr. Zillmer’s leadership at ARAMARK, the Food and Support Services Group achieved record sales and profit growth, as well as record account retention rates. He was recognized by the food service industry in 2002 for his leadership, and received the Nation’s Restaurant News 2003 Golden Chain Award for his consistent focus on achieving the highest standards of customer satisfaction.

“In naming John Zillmer as Allied Waste’s new Chairman and CEO, we have concluded an extensive search for a leader with demonstrated success in a large public company environment,” said Mr. Cotros. “John’s exceptional track record in his capacity as President of ARAMARK’s $8 billion Food and Support Services business makes him the ideal leader to take Allied Waste to the next level.”

“We are very pleased that an individual with substantial operational experience in a comparable, services-oriented business will serve as Allied Waste’s next leader,” said Dennis Hendrix, Lead Director of the Allied Waste Board. “In addition to welcoming John Zillmer aboard, I wish to recognize the capable leadership of Charles Cotros during the transition period. We look forward to Charles’s continued contributions as a member of the Board of Directors.”

“I’m very excited to join an industry leader such as Allied Waste,” said Mr. Zillmer. “Based on my review to date, I believe Allied Waste has in place both the people and the assets that are necessary for success, and I look forward to executing our business plan to create opportunity and value for our shareholders, our employees and our customers.”

Mr. Zillmer received an MBA from the Kellogg Graduate School at Northwestern University. He currently is a board member of United Stationers, Inc., where he serves on the Audit and Human Resource Committees. He also has served on the board of Casella Waste Systems, Inc.; with his election as Allied Waste’s new leader, Mr. Zillmer has resigned from this position, effective immediately.

For a photo and summary of experience of Mr. Zillmer, please visit our website at www.alliedwaste.com.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of March 31, 2005, the Company served customers through a network of 315 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 37 states and Puerto Rico.

Safe Harbor for Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “outlook,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company’s cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt, possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in final capping, closure, post-closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (18) risks associated with undisclosed liabilities of acquired businesses; (19) we may not realize the net benefits of best practice programs; (20) potential errors in accounting estimates and judgments; (21) the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; and (22) the outcome of legal proceedings.

Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management’s Discussion and Analysis in Allied’s Form 10-K for the year ended December 31, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.